Exhibit 3.67

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697		Hope Andrade Secretary of State
Office of the Secretary of State

CERTIFICATE OF FILING

OF

Crestwood Panhandle Pipeline LLC

801389627

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Correction relating to an instrument that has been filed by the Secretary for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing.

Dated: 03/15/2011

Effective: 03/15/2011

Hope Andrade
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Lisa Jones	TID: 10304	Document: 359705160002

Form 403 (Revised 12/09) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $15	Certificate of Correction	This space reserved for office use.

Entity Information

1. The name of the filing entity is:

Crestwood Panhandle Pipeline LLC

State the name of the entity as currently shown in the records of the secretary of state. If the certificate of correction corrects the name of the entity, state the present name and not the name as it will be corrected.

The file number issued to the filing entity by the secretary of state is:	801389627

Filing Instrument to be Corrected

2. The filing instrument to be corrected is:	Certificate of Formation of Crestwood Panhandle Pipeline LLC

The date the filing instrument was filed with the secretary of state:	February 25, 2011
mm/dd/yyyy

Identification of Errors and Corrections

(Indicate the errors that have been made by checking the appropriate box or boxes; then provide the corrected text.)

☐ The entity name is inaccurate or erroneously stated. The corrected entity name is:

☐ The registered agent name is inaccurate or erroneously stated. The corrected registered agent name is:

Corrected Registered Agent

(Complete either A or B, but not both.)

A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

B. The registered agent is an individual resident of the state whose name is:

First	Middle	Last Name	Suffix

The person executing this certificate of correction affirms that the registered agent, whose name is being corrected by this certificate, consented to serve as registered agent at the time the filing instrument being corrected took effect.

Form 403	2

☐ The registered office address is inaccurate or erroneously stated. The corrected registered office address is:

Corrected Registered Office Address

TX
Street Address (No P.O. Box)	City	State	Zip Code

☐ The purpose of the entity is inaccurate or erroneously stated. The purpose is corrected to read as follows:

☐ The period of duration of the entity is inaccurate or erroneously stated.

The period of duration is corrected to read as follows:

Identification of Other Errors and Corrections

(Indicate the other errors and corrections that have been made by checking and completing the appropriate box or boxes.)

☑ Other errors and corrections. The following inaccuracies and errors in the filing instrument are corrected as follows:

☐ Add Each of the following provisions was omitted and should be added to the filing instrument. The identification or reference of each added provision and the full text of the provision is set forth below.

☑ Alter The following identified provisions of the filing instrument contain inaccuracies or errors to be corrected. The full text of each corrected provision is set forth below:
In Paragraph #5, the name and address of the sole member is as follows:
Crestwood Pipeline LLC 717 Texas Street, Suite 3150 Houston, Texas 77002

☐ Delete Each of the provisions identified below was included in error and should be deleted.

Form 403	3

☐ Defective Execution The filing instrument was defectively or erroneously signed, sealed, acknowledged or verified. Attached is a correctly signed, sealed, acknowledged or verified instrument.

Statement Regarding Correction

The filing instrument identified in this certificate was an inaccurate record of the event or transaction evidenced in the instrument, contained an inaccurate or erroneous statement, or was defectively or erroneously signed, sealed, acknowledged or verified. This certificate of correction is submitted for the purpose of correcting the filing instrument.

Correction to Merger, Conversion or Exchange

The filing instrument identified in this certificate of correction is a merger, conversion or other instrument involving multiple entities. The name and file number of each entity that was a party to the transaction is set forth below. (If the space provided is not sufficient, include information as an attachment to this form.)

Entity name	SOS file number

Entity name	SOS file number

Effectiveness of Filing

After the secretary of state files the certificate of correction, the filing instrument is considered to have been corrected on the date the filing instrument was originally filed except as to persons adversely affected. As to persons adversely affected by the correction, the filing instrument is considered to have been corrected on the date the certificate of correction is filed by the secretary of state.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	3-15-2011

By:

Signature of authorized person

Kelly J. Jameson, Organizer
Printed or typed name of authorized person (see instructions)

Form 403	4